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                                                                     Exhibit 4.3



                          REGISTRATION RIGHTS AGREEMENT

                          DATED AS OF JANUARY 29, 2002

                                  BY AND AMONG

                              PATHMARK STORES, INC.

                                     AND THE

                    SUBSIDIARY GUARANTORS REFERRED TO HEREIN

                                       AND

               DRESDNER KLEINWORT WASSERSTEIN - GRANTCHESTER, INC.

                     CREDIT SUISSE FIRST BOSTON CORPORATION

               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

                                       AND

                          J. P. MORGAN SECURITIES INC.

                              AS INITIAL PURCHASERS


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         This Registration Rights Agreement (this "AGREEMENT") is made and entered into as of January 29, 2002 by and among Pathmark Stores, Inc., a Delaware corporation (the "COMPANY"), the Subsidiary Guarantors (defined herein), Dresdner Kleinwort Wasserstein - Grantchester, Inc. ("DrKW"), Credit Suisse First Boston Corporation ("CSFB"), Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MERRILL LYNCH") and J.P. Morgan Securities Inc. (together with DrKW, CSFB and Merrill Lynch, each an "INITIAL PURCHASER" and, collectively, the "INITIAL PURCHASERS"), each of whom has agreed to purchase the Company's 8 3/4% Senior Subordinated Notes due 2012 (the "SENIOR SUBORDINATED NOTES"), subject to the terms and conditions set forth in the Purchase Agreement (as defined below).

         This Agreement is made pursuant to the Purchase Agreement, dated January 23, 2002 (the "PURCHASE AGREEMENT"), by and among the Company, the Subsidiary Guarantors and the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Senior Subordinated Notes, each of the Company and the Subsidiary Guarantors has agreed to provide the registration rights and other agreements set forth in this Agreement. The execution and delivery of this Agreement by each of the Company and the Subsidiary Guarantors is a condition to the obligations of the Initial Purchasers to purchase Senior Subordinated Notes under the Purchase Agreement. The Senior Subordinated Notes and the Guarantees (as defined below) in respect thereof are to be issued under an indenture to be dated as of the date hereof among the Company, the Subsidiary Guarantors and Wells Fargo Bank Minnesota, N.A., as trustee. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Indenture (as defined below).

         The parties hereby agree as follows:

         SECTION 1. DEFINITIONS

         As used in this Agreement, the following capitalized terms shall have the following meanings:

         ADDITIONAL INTEREST:  As defined in Section 5 hereof.

         AFFILIATE:  As defined in Rule 144 of the Securities Act.

         AGREEMENT: As defined in the preamble.

         BROKER-DEALER: Any broker or dealer registered under the Exchange Act.

         BUSINESS DAY: Any day that is not a Saturday, Sunday or a day on which banks are required or permitted to be closed in the State of New York.

         CLOSING DATE : The date hereof.

         COMPANY:  As defined in the preamble.

         CONSUMMATE: A Registered Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the Registered Exchange Offer and the Exchange Notes to be issued in the Registered Exchange Offer, (b) the maintenance of such Exchange Offer Registration Statement continuously effective and the keeping of the Registered Exchange Offer open for a period not less than the minimum period required pursuant

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to Section 3(c) hereof and (c) the delivery by the Company to the registrar under the Indenture of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Senior Subordinated Notes tendered by holders thereof pursuant to the Registered Exchange Offer.

         CONSUMMATION DEADLINE:  As defined in Section 3(c) hereof.

         EFFECTIVENESS DEADLINE:  As defined in Section 3(a) hereof.

         EXCHANGE ACT:  The Securities Exchange Act of 1934, as amended.

         EXCHANGE NOTES: The Company's 8 3/4% senior subordinated notes due 2012 that are identical to the Senior Subordinated Notes, except that such Exchange Notes bear no legends regarding transfer restrictions, issued pursuant to an Indenture in the Registered Exchange Offer or as contemplated by Sections 4 and 6 hereof.

         EXCHANGE OFFER REGISTRATION STATEMENT: The Registration Statement relating to the Registered Exchange Offer, including the related Prospectus.

         FILING DEADLINE:  As defined in Section 3(a) hereof.

         GUARANTEE: The guarantees in respect of Senior Subordinated Notes, Exchange Notes or Private Exchange Notes issued under the Indenture.

         HOLDERS:  As defined in Section 2(b) hereof.

         INDENTURE: The indenture referred to in the preamble and any other indenture governing Notes and related Guarantees which is identical in all material respects to the indenture referred to in the preamble, other than such changes to any such indenture as are necessary to comply with the TIA, and which, in either case, has been qualified under the TIA, and as amended or supplemented from time to time in accordance with the terms thereof.

         INITIAL PURCHASERS:  As defined in the preamble.

         NOTES: The Senior Subordinated Notes, the Exchange Notes and the Private Exchange Notes.

         PARTICIPATING BROKER-DEALER: Any Broker-Dealer that (i) holds Notes that were acquired for its own account as a result of market-making activities or other trading activities (other than Notes acquired directly from the Company or any of its Affiliates) that intends to participate in the Registered Exchange Offer or (ii) holds Exchange Notes acquired in the Registered Exchange Offer.

         PRIVATE EXCHANGE:  As defined in Section 3(b) hereof.

         PRIVATE EXCHANGE NOTES:  As defined in Section 3(b) hereof.

         PROSPECTUS: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.


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         PURCHASE AGREEMENT:  As defined in the preamble.

         RECOMMENCEMENT DATE:  As defined in Section 6(d) hereof.

         REGISTERED EXCHANGE OFFER: An offer by the Company registered under the Securities Act to exchange any and all outstanding Senior Subordinated Notes for a like aggregate principal amount of Exchange Notes.

         REGISTRATION DEFAULT:  As defined in Section 5 hereof.

         REGISTRATION STATEMENT: Any registration statement of the Company and the Subsidiary Guarantors relating to (a) an offering of Exchange Notes pursuant to or following the Consummation of a Registered Exchange Offer or (b) the registration for resale of Notes pursuant to the Shelf Registration Statement, in each case, (i) that is filed pursuant to the provisions of this Agreement and
(ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

         RULE 144:  Rule 144 promulgated under the Securities Act.

         SEC:  The Securities and Exchange Commission.

         SECURITIES ACT:  The Securities Act of 1933, as amended.

         SENIOR SUBORDINATED NOTES:  As defined in the preamble.

         SHELF EFFECTIVENESS DEADLINE:  As defined in Section 4(a) hereof.

         SHELF FILING DEADLINE: As defined in Section 4(a) hereof.

         SHELF REGISTRATION STATEMENT:  As defined in Section 4(a) hereof.

         SUBSIDIARY GUARANTORS:  As defined in the Purchase Agreement.

         SUSPENSION NOTICE:  As defined in Section 6(d) hereof.

         TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture.

         TRANSFER RESTRICTED SECURITIES: Each (a) Senior Subordinated Note and, if issued, each Private Exchange Note, together with the Guarantees in respect thereof, until the earliest to occur of (i) the date on which such Senior Subordinated Note or Private Exchange Note, as the case may be, is exchanged in the Registered Exchange Offer for an Exchange Note which is entitled to be resold to the public by the holder thereof without complying with the registration and prospectus delivery requirements of the Securities Act, (ii) the date on which such Senior Subordinated Note or Private Exchange Note, as the case may be, has been disposed of in accordance with a Shelf Registration Statement and the purchaser thereof has been issued an Exchange Note which is entitled to be resold to the public by the holder thereof without complying with the registration and prospectus delivery requirements of the Securities Act, or
(iii) the date on which such Senior Subordinated Note or Private Exchange Note, as the case may be, is distributed to the public pursuant to Rule 144 under the Securities Act and the purchaser

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thereof has been issued an Exchange Note which is entitled to be resold to the public by the holder thereof without complying with the registration and prospectus delivery requirements of the Securities Act, and (b) Exchange Note held by a Participating Broker-Dealer until the date on which such Exchange Note is disposed of by such Participating Broker-Dealer pursuant to a Registration Statement, including the delivery of the Prospectus contained therein, and such Exchange Note is entitled to be resold to the public by the holder thereof without complying with the registration and prospectus delivery requirements of the Securities Act.

         TRIGGER DATE:  As defined in Section 4 hereof.

         TRUSTEE:  The trustee under an Indenture.

         SECTION 2. SECURITIES SUBJECT TO AGREEMENT

         (a) The securities entitled to the benefits of this Agreement are the Senior Subordinated Notes and the Private Exchange Notes until all of such Notes shall cease to be Transfer Restricted Securities.

         (b) A Person is deemed to be a holder of Transfer Restricted Securities (each, a "HOLDER") whenever such Person beneficially owns such Transfer Restricted Securities.

         SECTION 3. EXCHANGE OFFER

         (a) Unless the Registered Exchange Offer shall not be permitted by applicable federal law (after the procedures set forth in Section 6(a)(i) below have been complied with), the Company and the Subsidiary Guarantors shall (i) cause the Exchange Offer Registration Statement to be filed with the SEC no later than 120 days after the Closing Date (such 120th day being the "FILING DEADLINE"), (ii) use their best efforts to cause such Exchange Offer Registration Statement to be declared effective no later than 180 days after the Closing Date (such 180th day being the "EFFECTIVENESS DEADLINE"), (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause it to become effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Securities Act and (C) cause all necessary filings, if any, in connection with the registration and qualification of the Exchange Notes to be made under the "blue sky" laws of such jurisdictions as are necessary to permit Consummation of the Registered Exchange Offer, and (iv) as soon as practical after the date the SEC declares the Exchange Offer Registration Statement effective, commence and Consummate the Registered Exchange Offer. The Registered Exchange Offer shall be on the appropriate form permitting (i) registration of the Exchange Notes and related Guarantees to be offered in exchange for the Senior Subordinated Notes and related Guarantees that are Transfer Restricted Securities and (ii) resales of Exchange Notes by Participating Broker-Dealers as contemplated by Section 3
(d) below.

         (b) If, prior to consummation of the Registered Exchange Offer, the Initial Purchasers hold any Senior Subordinated Notes acquired by them and having the status of an unsold allotment in the initial distribution, the Company upon the request of the Initial Purchasers shall, simultaneously with the delivery of the Exchange Notes in the Registered Exchange Offer, issue and deliver to the Initial Purchasers in exchange (the "PRIVATE EXCHANGE") for Senior Subordinated Notes held by the Initial Purchasers a like principal amount of debt securities (the "PRIVATE EXCHANGE NOTES") and related Guarantees that are identical to the Exchange Notes and related Guarantees, except that such Private Exchange Notes shall bear appropriate legends

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regarding transfer restrictions. The Private Exchange Notes shall (i) be issued under the same Indenture, (ii) be of the same class and series, and (iii) bear the same CUSIP number, as the Exchange Notes.

         (c) The Company and the Subsidiary Guarantors shall cause the Exchange Offer Registration Statement to be open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Registered Exchange Offer; PROVIDED, HOWEVER, that in no event shall such period be less than 30 days after the date notice of the Registered Exchange Offer is mailed to the holders of the Notes. The Company and the Subsidiary Guarantors shall cause the Registered Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Exchange Notes and related Guarantees shall be included in the Exchange Offer Registration Statement. The Company and the Subsidiary Guarantors shall use their respective best efforts to cause the Registered Exchange Offer to be Consummated no later than 45 days after the Exchange Offer Registration Statement has become effective, (such 45th day being the "CONSUMMATION DEADLINE").

         (d) Following the declaration of the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Registered Exchange Offer as described in Section 3(a)(iv), it being the objective of such Registered Exchange Offer to enable each Holder of Transfer Restricted Securities electing to exchange the Senior Subordinated Notes for Exchange Notes (assuming that such Holder is not an affiliate of the Company within the meaning of the Securities Act, acquires the Exchange Notes in the ordinary course of such Holder's business and has no arrangements with any person to participate in the distribution of the Exchange Notes and is not prohibited by any law or policy of the SEC from participating in the Registered Exchange Offer) to trade such Exchange Notes from and after their receipt without any limitations or restrictions under the Securities Act and without material restrictions under the securities laws of the several states of the United States.

         (e) The Company shall use its best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the prospectus contained therein, in order to permit such prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such persons must comply with such requirements in order to resell the Exchange Notes; provided, however, that (i) in the case where such prospectus and any amendment or supplement thereto must be delivered by a Participating Broker-Dealer or an Initial Purchaser, such period shall end on the date (the "BROKER-DEALER DATE") that is the earliest of the date 180 days following the effective date of the Exchange Offer Registration Statement and the date on which all Participating Broker-Dealers and the Initial Purchasers have sold all Exchange Notes held by them (unless such period is extended pursuant to this Agreement) and (ii) the Company shall make such prospectus and any amendment or supplement thereto available to any broker-dealer for use in connection with any resale of any Exchange Notes for a period of not less than 180-days after the consummation of the Registered Exchange Offer.

         (f) The Company shall include a "Plan of Distribution" section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Participating Broker-Dealer may exchange Transfer Restricted Securities held by it pursuant to the Registered Exchange Offer. The Company and the Subsidiary Guarantors acknowledge, and such "Plan of Distribution" shall also indicate that under certain circumstances, (i) a Participating Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Securities Act, (ii) in such event a Participating Broker-Dealer would be required to deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the securities received by

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such Participating Broker-Dealer in the Registered Exchange Offer, and (iii)
such prospectus delivery requirement may be satisfied by the delivery by such Participating Broker-Dealer of the prospectus contained in the Exchange Offer Registration Statement. Such "Plan of Distribution" section shall also contain all other information with respect to such resales by Participating Broker-Dealers that the SEC may require in order to permit such resales, but shall not name any such Participating Broker-Dealer or disclose the amount of securities held by any such Participating Broker-Dealer except to the extent specifically required by the SEC as a result of a change in policy after the date of this Agreement. The Company and the Guarantors shall keep the Exchange Offer Registration Statement continuously effective, supplemented, amended and current as required by the provisions of paragraphs (a) and (c) of Section 6 below to the extent necessary to ensure that it is available for resales of Notes , including any Guarantees thereof, acquired by Participating Broker-Dealers, and shall ensure that the Exchange Offer Registration Statement conforms with all applicable requirements of this Agreement, the Securities Act and the policies, rules and regulations of the SEC as announced from time to time, for a period of not less than 180 days from the Consummation Deadline. The Company and the Subsidiary Guarantors shall provide sufficient copies of the latest version of any such prospectus to Participating Broker-Dealers promptly upon request, and in no event later than one day following any such request, at any time until the Broker-Dealer Date in order to facilitate such resales.

         SECTION 4. SHELF REGISTRATION

         If, (i) because of any change in law or in applicable interpretations thereof by the staff of the SEC, the Company is not permitted to effect a Registered Exchange Offer, as contemplated by Section 3 hereof, (ii) any Holder (other than a Participating Broker-Dealer) shall have notified the Company in writing that such Holder is prohibited by law or SEC policy from participating in the Registered Exchange Offer or (iii) any Holder (other than a Participating Broker-Dealer) shall have notified the Company in writing that such Holder may not resell the Exchange Notes acquired by such Holder in the Registered Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not available for such resale. The Company shall take the following actions (the date on which any of the conditions described in the foregoing clauses (i) through (iii) occur, including in the case of clauses (ii) or (iii) the receipt of the required notice, being a "TRIGGER DATE"):

                  (a) The Company shall promptly (but in no event more than 45 days after the Trigger Date (such 45th day being a "SHELF FILING DEADLINE")) file with the SEC and thereafter use its best efforts to cause to be declared effective no later than 225 days after the Trigger Date in respect of the occurrence of the condition at clause (i) above and 90 days after the Trigger Date in respect of the occurrence of a condition at clauses (ii) or (iii) above (such 90th or 225th day, whichever is applicable, being a "SHELF EFFECTIVENESS DEADLINE") a registration statement (the "SHELF REGISTRATION STATEMENT" and, together with the Exchange Offer Registration Statement, a "REGISTRATION STATEMENT") on an appropriate form under the Securities Act relating to the offer and sale of the Transfer Restricted Securities by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act (hereinafter, the "SHELF REGISTRATION"); provided, however, that no Holder (other than an Initial Purchaser) shall be entitled to have the Senior Subordinated Notes held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder.


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                  (b) The Company shall use its best efforts to keep the Shelf
                  Registration Statement continuously effective in order to permit the prospectus included therein to be lawfully delivered by the Holders of the relevant Senior Subordinated Notes, for a period of two years (or for such longer period if extended pursuant to Section 6(c)(iv) below) from the date of its effectiveness or such shorter period that will terminate when all the Notes covered by the Shelf Registration Statement
                  (i) have been sold or disposed of pursuant thereto or (ii) are no longer restricted securities (as defined in Rule 144 under the Securities Act, or any successor rule thereof).

                  (c) Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause the Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the SEC and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         SECTION 5. ADDITIONAL INTEREST

         (a) The parties hereto acknowledge and agree that the holders of Notes will suffer material damages if the Company and the Subsidiary Guarantors fail to fulfill their obligations under Section 3 or Section 4 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Company and the Subsidiary Guarantors hereby jointly and severally agree to pay additional cash interest ("ADDITIONAL INTEREST") on Transfer Restricted Securities if (i) any Registration Statement required by this Agreement is not filed with the SEC on or prior to the Filing Deadline or Shelf Filing Deadline, as applicable, (ii) any such Registration Statement has not been declared effective by the SEC on or prior to the applicable Effectiveness Deadline or the Shelf Effectiveness Deadline, as applicable, (iii) the Registered Exchange Offer has not been Consummated on or prior to the Consummation Deadline or (iv) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within 5 days by a post-effective amendment to such Registration Statement that cures such failure and that is itself promptly declared effective (each such event referred to in clauses (i) through (iv), a "REGISTRATION DEFAULT"). Additional Interest shall accrue and be payable on the outstanding principal amount of Transfer Restricted Securities from the date of such Registration Default at a rate of 0.25% per annum for the first 90-day period immediately following the occurrence of such Registration Default. The amount of Additional Interest shall increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Additional Interest of 1.0% per annum; PROVIDED, that the Company and the Subsidiary Guarantors shall in no event be required to pay Additional Interest for more than one Registration Default at any given time. Notwithstanding anything to the contrary set forth herein, (1) upon filing of the Exchange Offer Registration Statement or the Shelf Registration Statement, in the case of (i) above, (2) upon the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement, in the case of (ii) above, (3) upon Consummation of the Registered Exchange Offer, in the case of
(iii) above, or (4) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement or the Shelf Registration Statement to again be declared effective or made usable in the case of

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(iv) above, the Additional Interest payable as a result of such clause (i),
(ii), (iii) or (iv), as applicable, shall cease to accrue upon the cure of all such Registration Defaults.

         (b) All accrued Additional Interest shall be paid in the manner provided for the payment of interest in the Indenture, on each Interest Payment Date, as more fully set forth in the Indenture and the Notes. All of the obligations of the Company and the Subsidiary Guarantors to pay Additional Interest hereunder with respect to any securities shall survive until such time as such obligations shall have been discharged and satisfied in full, notwithstanding the fact that any such securities shall at any time cease to be Transfer Restricted Securities hereunder.

         SECTION 6. REGISTRATION PROCEDURES

         (a) In connection with the Registered Exchange Offer, the Company and the Subsidiary Guarantors shall (x) comply with all applicable provisions of
Section 6(c) below, (y) use their respective reasonable best efforts to effect such exchange and to permit the resale of Exchange Notes by Participating Broker-Dealers and (z) comply with all of the following provisions:

                  (i) If, following the date hereof there has been announced a change in SEC policy with respect to exchange offers such as the Registered Exchange Offer, that in the reasonable opinion of counsel to the Company raises a substantial question as to whether the Registered Exchange Offer is permitted by applicable federal law, the Company and the Subsidiary Guarantors hereby agree to seek a no-action letter or other favorable decision from the SEC allowing the Company and the Subsidiary Guarantors to Consummate a Registered Exchange Offer in the manner contemplated hereby. The Company and the Subsidiary Guarantors hereby agree to pursue the issuance of such a decision to the SEC staff level. In connection with the foregoing, the Company and the Subsidiary Guarantors hereby agree to take all such other actions as may be requested by the SEC or otherwise required in connection with the issuance of such decision, including without limitation (A) participating in telephonic conferences with the SEC, (B) delivering to the SEC staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such a Registered Exchange Offer should be permitted and (C) diligently pursuing a resolution (which need not be favorable) by the SEC staff.

                  (ii) As a condition to its participation in the Registered Exchange Offer, each holder of Notes, including, without limitation, any Holder who is a Broker-Dealer, shall furnish, upon the request of the Company, prior to the Consummation of the Registered Exchange Offer, a written representation to the Company and the Subsidiary Guarantors (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an Affiliate of the Company or the Subsidiary Guarantors, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes to be issued in the Registered Exchange Offer and (C) it is acquiring the Exchange Notes in its ordinary course of business. As a condition to its participation in the Registered Exchange Offer, each holder using the Registered Exchange Offer to participate in a distribution of the Exchange Notes acknowledges and agrees that, if the resales are of Exchange Notes obtained by such holder in exchange for Senior Subordinated Notes acquired directly from the Company or an Affiliate thereof, it (1) could not, under SEC policy as in effect on the date of this Agreement, rely on the position of the SEC enunciated in MORGAN STANLEY AND CO., INC. (available June 5, 1991)

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         and EXXON CAPITAL HOLDINGS CORPORATION (available May 13, 1988), as interpreted in the SEC's letter to SHEARMAN & STERLING dated July 2, 1993, and similar no-action letters (including, if applicable, any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K under the Securities Act, in connection with such sale.

                  (iii) Prior to effectiveness of the Exchange Offer Registration Statement, the Company and the Subsidiary Guarantors shall provide a supplemental letter to the SEC (A) stating that the Company and the Subsidiary Guarantors are registering the Registered Exchange Offer in reliance on the position of the SEC enunciated in EXXON CAPITAL HOLDINGS CORPORATION (available May 13, 1988), MORGAN STANLEY & CO. INC. (available June 5, 1991), as interpreted in the SEC's letter to SHEARMAN & STERLING dated July 2, 1993, and, if applicable, any no-action letter obtained pursuant to clause (i) above, (B) including a representation that neither the Company nor any Subsidiary Guarantor has entered into any arrangement or understanding with any person to distribute the Exchange Notes to be received in the Registered Exchange Offer and that, to the best of the Company's and each Subsidiary Guarantor's information and belief, each holder participating in the Registered Exchange Offer is acquiring the Exchange Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Notes received in the Registered Exchange Offer and (C) including any other undertaking or representation required by the SEC in connection with any no action letter obtained pursuant to clause (i) above or otherwise.

         (b) In connection with the Shelf Registration Statement, the Company and the Subsidiary Guarantors shall:

                  (i) comply with all the provisions of Section 6(c) below and use their respective reasonable best efforts to effect such registration to permit the sale of the Notes in accordance with the intended method or methods of distribution thereof and pursuant thereto the Company and the Subsidiary Guarantors will prepare and file with the SEC a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Notes in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof, and

                  (ii) issue, upon the request of any holder or purchaser of Senior Subordinated Notes covered by any Shelf Registration Statement contemplated by this Agreement, Exchange Notes having an aggregate principal amount equal to the aggregate principal amount of Senior Subordinated Notes sold pursuant to such Shelf Registration Statement and surrendered to the Company for cancellation; the Company shall, if necessary, register Exchange Notes on the Shelf Registration Statement for this purpose and issue the Exchange Notes to the purchaser(s) of securities subject to the Shelf Registration Statement in the names as such purchaser(s) shall designate.

         (c) In connection with any Registration Statement and any related Prospectus required by this Agreement, the Company and the Subsidiary Guarantors shall:


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                  (i) provide all requisite financial statements for the period specified in Section 3 or 4 of this Agreement, as applicable; upon the occurrence of any event that would cause any such Registration Statement or Prospectus (A) to contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading or (B) not to be effective and usable for resale of Notes during the period required by this Agreement, the Company and the Subsidiary Guarantors shall file promptly an appropriate amendment to such Registration Statement curing such defect, and, if SEC review is required, use their respective reasonable best efforts to cause such amendment to be declared effective as soon as practicable;

                  (ii) prepare and file with the SEC such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as the case may be; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be duly filed pursuant to Rule 424 under the Securities Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

                  (iii) advise each holder promptly and, if requested by such holder, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any applicable Registration Statement or any post-effective amendment thereto, when the same has become effective,
         (B) of any request by the SEC for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; if at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or "blue sky" laws, the Company and the Subsidiary Guarantors shall use their respective reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

                  (iv) subject to Section 6(c)(i), if any fact or event contemplated by Section 6(c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Notes, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (v) (A) in the case of a Registered Exchange Offer, furnish counsel for any Participating Broker-Dealer, if any, that has given at least five Business Days' prior written or oral notification to the Company that it will participate in the Registered Exchange Offer and
         (B) in the case of a Shelf Registration Statement, furnish counsel for the holders of Notes, before filing with the SEC, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (excluding all documents incorporated by reference in such Registration Statement at the time of or after the initial filing of such Registration Statement as a result of requirements for periodic reporting under the Exchange Act), which documents will be subject to the review of such holders and Participating Broker-Dealer, if any, for a period of at least five Business Days, and the Company and the Subsidiary Guarantors will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (excluding all such documents incorporated by reference as a result of requirements for periodic reporting under the Exchange Act) to which a selling holder of Notes covered by such Registration Statement (in the case of a Shelf Registration Statement) or any Participating Broker-Dealer (in the case of an Exchange Offer Registration Statement), shall reasonably object within five Business Days after the receipt thereof. A Participating Broker-Dealer or selling holder shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

                  (vi) (A) in the case of a Registered Exchange Offer, furnish counsel for any Participating Broker-Dealer that has given at least five Business Days' prior written or oral notification to the Company that it will participate in the Registered Exchange Offer and (B) in the case of a Shelf Registration Statement, furnish counsel for the holders of Notes, prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus included therein, copies of such document, and, in each case, make the Company's representatives (and representatives of the Subsidiary Guarantors) available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such holders, any Participating Broker Dealers or their respective counsel, reasonably may request provided, however, that the information gathering referred to in this
         Section 6(c)(vi) and in Section 6(c)(vii) below (x) shall be coordinated by one counsel, who shall be Cravath, Swaine & Moore (unless another firm shall be chosen by the holders of a majority in principal amount of the Notes), and (y) shall not be available for any Person who does not agree in writing to hold such information in confidence;

                  (vii) (A) in the case of a Registered Exchange Offer, make available at reasonable times for inspection by any Participating Broker-Dealer, and any attorney or accountant retained by any such Participating Broker-Dealer and (B) in the case of a Shelf Registration Statement, furnish holders, and any attorney or accountant retained by such holders, all material financial and other records, pertinent corporate documents and properties of the Company and the Subsidiary Guarantors and cause the Company's and the Subsidiary Guarantors' officers, directors and employees to supply all material information reasonably requested by any such Participating Broker-Dealer, holder, attorney or accountant in connection with such Registration Statement subsequent to the filing thereof and prior to its effectiveness, in each case, subject to executing a confidentiality undertaking in customary form and with respect to confidential information and/or proprietary information of the Company and the Subsidiary Guarantors;

                  (viii) (A) in the case of a Registered Exchange Offer, if requested by any Participating Broker-Dealer, or their counsel, or (B) in the case of a Shelf Registration Statement, if requested by any holder or their counsel, promptly incorporate in any Registration Statement or Prospectus included therein, pursuant to a supplement or post-effective amendment if necessary, such material information as such Participating Broker-Dealers, holders or their respective counsel may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Notes, information with respect to the principal amount of Notes being sold, the purchase price being paid therefor and any other terms of the offering of the Notes to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

                  (ix) furnish (A) in the case of a Registered Exchange Offer, to any Participating Broker-Dealer, and any underwriter(s), if such Participating Broker-Dealer or underwriter(s) have given prior written or oral notification to the Company that they will participate in the Registered Exchange Offer, or (B) in the case of a Shelf Registration Statement, to each selling holder, without charge, at least one copy of the Registration Statement, as first filed with the SEC, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (without documents incorporated therein by reference or exhibits thereto, unless requested);

                  (x) deliver to each selling holder, each Participating Broker-Dealer and any underwriter(s), without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company and the Subsidiary Guarantors hereby consent to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each of the selling holders, each of the Participating Broker-Dealers, and each of the other underwriter(s), if any, in connection with the offering and the sale of the Notes covered by the Prospectus or any amendment or supplement thereto, subject to compliance with paragraph (d) of this Section;

                  (xi) in the case of a Shelf Registration Statement and, to the extent that the Company is required to maintain an effective Exchange Offer Registration Statement for any Participating Broker-Dealer, enter into such customary agreements (including, without limitation, underwriting agreements), and make such customary representations and warranties, and take all such other customary actions in connection therewith in order to expedite or facilitate the disposition of the Notes pursuant to any Registration Statement contemplated by this Agreement, all to such extent as may be reasonably requested by any holder of Notes or Participating Broker-Dealer in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement; and whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, the Company and the Subsidiary Guarantors shall:

                           (A) upon request of any holder, furnish (or in the
                  case of paragraphs (2) and (3), use its reasonable best efforts to cause to be furnished) to each holder, upon Consummation of the Registered Exchange Offer or upon the effectiveness of the Shelf Registration Statement, as the case may be, and to each Participating Broker-Dealer upon five Business Days' prior written or oral notice to the Company that it is participating in the Registered Exchange Offer, but in no case prior to the Consummation of the Registered Exchange Offer:

                                    (1) a certificate, dated such date, signed
                           on behalf of the Company and each Subsidiary
                           Guarantor by (x) the President or any Vice President of the Company and such Subsidiary Guarantor and (y) a principal financial or accounting officer of the Company, confirming, as of the date thereof, the matters set forth in Sections 9(d) and 9(o) of the Purchase Agreement and such other similar matters as such holders may reasonably request;

                                    (2) an opinion, dated the date of
                           Consummation of the Registered Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, of counsel for the Company and the Subsidiary Guarantors covering matters similar to those set forth in paragraph (e) of Section 9 of the Purchase Agreement and such other matters as such holder may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company and the Subsidiary Guarantors, representatives of the independent public accountants for the Company and the Subsidiary Guarantors and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing (relying as to materiality to the extent such counsel deems appropriate upon the statements of officers and other representatives of the Company and the Subsidiary Guarantors, no facts came to such counsel's attention that caused such counsel to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective and, in the case of the Exchange Offer Registration Statement, as of the date of Consummation of the Registered Exchange Offer, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date and, in the case of the opinion dated the date of Consummation of the Registered Exchange Offer, as of the date of Consummation, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in any Registration Statement contemplated by this Agreement or the related Prospectus; and

                                    (3) a customary comfort letter, dated the
                           date of Consummation of the Registered Exchange Offer, or as of the date of effectiveness of the Shelf Registration Statement, as the case may be, from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to Section 9(g) of the Purchase Agreement;

                           (B) set forth in full or incorporate by reference in
                  the underwriting agreement, if any, indemnification provisions and procedures no less favorable to the holders, any Participating Broker-Dealer or any underwriter than the comparable provisions hereof;

                           (C) deliver such other documents and certificates as
                  may be reasonably requested by the selling holders or any Participating Broker-Dealer to evidence compliance with the matters covered in clause (A) above and with any customary conditions contained in any agreement entered into by the Company and the Subsidiary Guarantors pursuant to this clause
                  (xi); and

                           (D) if at any time during, in the case of a
                  Registered Exchange Offer, the one-year period contemplated by
                  Section 3(d) hereof, or, in the case of a Shelf Registration, the two-year period contemplated by Section 4(b) hereof, the representations and warranties of the Company and the Subsidiary Guarantors contemplated in clause (A)(1) above cease to be true and correct, so advise any Participating Broker-Dealer and each selling holder promptly and, if requested by such Persons, shall confirm such advice in writing;

                  (xii) prior to any public offering of Notes, cooperate with the selling holders or any Participating Broker-Dealer and their counsel in connection with the registration and qualification of the Notes under the securities or "blue sky" laws of such jurisdictions as the selling holders or any Participating Broker-Dealer may request and do any and all other acts or things necessary or reasonably advisable to enable the disposition in such jurisdictions of the Notes covered by the applicable Registration Statement; PROVIDED, HOWEVER, that neither the Company nor any Subsidiary Guarantor shall be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

                  (xiii) in connection with any sale of Notes that will result in such Notes no longer being Transfer Restricted Securities, cooperate with the holders to facilitate the timely preparation and delivery of certificates representing Notes to be sold and not bearing any restrictive legends;

                  (xiv) use their respective reasonable best efforts to cause the disposition of the Notes covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Notes, subject to the proviso contained in clause (xii) above;

                  (xv) provide a CUSIP number for all Notes not later than the effective date of a Registration Statement covering such Notes and provide the Trustee with printed certificates for the Notes which are in a form eligible for deposit with the Depository Trust Company;

                  (xvi) otherwise use their respective reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of a 12-month period beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statement shall cover such 12-month period;

                  (xvii) cause each Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the holders to effect such changes to any Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its reasonable best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable such Indenture to be so qualified in a timely manner;

                  (xviii) cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc. and in the performance of any due diligence investigation by any Participating Broker-Dealer or other underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the conduct rules ("Rules") and regulations of the National Association of Securities Dealers, Inc. Without limitation, such assistance by the Company may include (i) if such Rules, including Rule 2720, shall so require, engaging a "qualified independent underwriter" (as defined in Rule 2720) to participate in the preparation of the Registration Statement relating to such Senior Subordinated Debt, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by such Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Senior Subordinated Debt, (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 8 hereof and
         (iii) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules;

                  (xix) cause all Notes covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by the Company and the Subsidiary Guarantors are then listed if requested by the holders of a majority in aggregate principal amount of Senior Subordinated Notes or the managing underwriter(s), if any; and

                  (xx) provide promptly to each Holder and any affiliated market maker thereof, upon request, each document filed with the SEC pursuant to the requirements of Section 13 or 15(d) of the Exchange Act.

         (d) Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of the notice referred to in Section 6(c)(iii)(C) or any notice from the Company of the existence of any fact of the kind described in
Section 6(c)(iii)(D) hereof (in each case, a "SUSPENSION NOTICE"), such Holder will keep such Suspension Notice confidential and forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 6(c)(iv) hereof, or
(ii) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the "RECOMMENCEMENT DATE"). Each Holder receiving a Suspension Notice hereby agrees that it will promptly, either (i) destroy any Prospectuses, other than permanent file copies, then in such Holder's possession which have been replaced by the Company with more recently dated Prospectuses or (ii) deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of the Suspension Notice. The time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the date of delivery of the Recommencement Date. Each Holder agrees to deliver the Prospectus, if required by the Securities Act, and, if so required, in the manner and at the time required by the Securities Act. Each Holder further agrees that it will use the Prospectus and any amendment or supplement thereto, and make any offer and sale of the Notes, only in compliance with the terms of this Agreement and all laws and regulations applicable to it, and will, in the case of a Participating Broker-Dealer, conform its offering and sale of Notes to the plan of distribution set forth in the Prospectus.

         (e) The Company shall (i) furnish to each Initial Purchaser, prior to the filing thereof with the SEC, a copy of the Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and, in the event that an Initial Purchaser (with respect to any portion of an unsold allotment from the original offering) is participating in the Registered Exchange Offer or the Shelf Registration Statement, the Company shall use its reasonable best efforts to reflect in each such document, when so filed with the SEC, such comments as such Initial Purchaser reasonably may propose;
(ii) include the information set forth in Annex A hereto on the cover, in Annex B hereto in the "Exchange Offer Procedures" section and the "Purpose of the Exchange Offer" section and in Annex C hereto in the "Plan of Distribution" section of the prospectus forming a part of the Exchange Offer Registration Statement and include the information set forth in Annex D hereto in the Letter of Transmittal delivered pursuant to the Registered Exchange Offer; (iii) if requested by an Initial Purchaser, include the information required by Items 507 or 508 of Regulation S-K under the Securities Act, as applicable, in the prospectus forming a part of the Exchange Offer Registration Statement; (iv) include within the prospectus contained in the Exchange Offer Registration Statement a section entitled "Plan of Distribution," reasonably acceptable to the Initial Purchasers, which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential "underwriter" status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of Exchange Notes received by such Participating Broker-Dealer in the Registered Exchange Offer, whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies, in the reasonable judgment of the Initial Purchasers based upon advice of counsel (which may be in-house counsel), represent the prevailing views of the staff of the SEC; and (v) in the case of a Shelf Registration Statement, include the names of the Holders who propose to sell Notes pursuant to the Shelf Registration Statement as selling securityholders.

         SECTION 7. REGISTRATION EXPENSES

         (a) All expenses incident to the Company's and the Subsidiary Guarantors' performance of or compliance with this Agreement will be borne by the Company and the Subsidiary Guarantors, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state "blue sky" or securities laws; (iii) all expenses of printing (including printing certificates for the Exchange Notes to be issued in the Registered Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company, the Subsidiary Guarantors and the holders of Notes, respectively;
(v) all application and filing fees in connection with listing the Exchange Notes on a national securities exchange or automated quotation system pursuant to the requirements hereof, and (vi) all fees and disbursements of independent certified public accountants of the Company and the Subsidiary Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).

         (b) The Company and the Subsidiary Guarantors will, in any event, bear its and the Subsidiary Guarantors' internal expenses, including, without limitation, all salaries and expenses of their officers and employees performing legal or accounting duties, the expenses of any annual or periodic audit or other accounting review and the fees and expenses of any person, including special experts or consultants, retained by the Company or the Subsidiary Guarantors. Notwithstanding any requirement to the contrary set forth in this Agreement, the Company shall not be responsible for the costs incurred by the Initial Purchasers in connection with this Agreement.

         (c) In connection with any Registration Statement required by this Agreement, including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement, the Company and the Subsidiary Guarantors will reimburse the Initial Purchasers and the holders of Notes tendered in the Registered Exchange Offer and/or offered or sold under the Exchange Offer Registration Statement or the Shelf Registration Statement, as applicable, for the fees and disbursements of not more than one counsel, who shall be Cravath, Swaine & Moore, unless another firm shall be chosen by the holders of a majority in principal amount of the Notes for whose benefit such Registration Statement is being prepared.

         SECTION 8. INDEMNIFICATION

         (a) Each of the Company and each of the Subsidiary Guarantors agrees, jointly and severally, to indemnify and hold harmless each holder of Notes, its directors, partners, officers, its affiliates and each Person, if any, who controls such holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), from and against any and all losses, claims, damages, liabilities and judgments, (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) (collectively "LOSSES") that a holder of Notes may become subject to under the Securities Act, the Exchange Act or otherwise, insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto) relating to a Shelf Registration or arise out of, or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission made therein in reliance upon and in conformity with information relating to any such holder furnished to the Company in writing by or on behalf of any such holder expressly for use therein.

         (b) Each holder of Notes agrees, severally and not jointly, to indemnify and hold harmless the Company and the Subsidiary Guarantors, and each other holder of Notes, and their respective directors, partners, officers, affiliates and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company or the Subsidiary Guarantors and each other holder of Notes to the same extent as the foregoing indemnity from the Company and the Subsidiary Guarantors set forth in
Section 8(a) above, but only with reference to information relating to such holder furnished to the Company in writing by or on behalf of such holder expressly for use in any Registration Statement. In no event shall any holder of Notes, its directors, officers or any Person who controls such holder be liable or responsible for any amount in excess of the amount by which the total amount received by such holder with respect to its sale of Notes pursuant to a Registration Statement exceeds (i) the amount paid by such holder for such Notes and (ii) the amount of any damages that such holder, its directors, officers or any Person who controls such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

         (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "INDEMNIFIED PARTY"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PERSON") in writing; provided that the omission to notify the indemnifying party will not relieve it from any liability it may have to any indemnified person otherwise than under Section 8(a) or 8(b) above. The indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), a holder of Notes shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the holder). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by a majority of the holders of Notes, in the case of the parties indemnified pursuant to Section 8(a), and by the Company and Subsidiary Guarantors, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than 20 days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on any claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

         (d) To the extent that the indemnification provided for in this Section 8 is unavailable to an indemnified party or insufficient to hold it harmless in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Subsidiary Guarantors, on the one hand, and the holders of Notes, on the other hand, from their sale of Notes or (ii) if the allocation provided by clause 8(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and the Subsidiary Guarantors, on the one hand, and of the holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company and the Subsidiary Guarantors, on the one hand, and of the holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Subsidiary Guarantor, on the one hand, or by the holder, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and judgments referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 8(a), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

         The Company, the Subsidiary Guarantors and each holder of any Note agree that it would not be just and equitable if contribution pursuant to this
Section 8(d) were determined by pro rata allocation (even if such holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any matter, including any action that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, no holder of any Note, its directors, its officers or any person, if any, who controls such holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such holder with respect to the sale of Notes pursuant to a Registration Statement exceeds (i) the amount paid by such holder for such Notes and (ii) the amount of any damages which such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The holders' obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of Notes held by each holder hereunder. The holders' obligations to contribute pursuant to this Section 8(d) are not joint.

         SECTION 9. RULE 144A AND RULE 144

         Each of the Company and the Subsidiary Guarantors agrees with each holder of Notes, for so long as any Notes remain outstanding, (i) whether or not either of the Company or any Subsidiary Guarantor is subject to Section 13 or 15(d) of the Exchange Act, to make available, upon the reasonable request of any holder, to such holder or beneficial owner of Notes in connection with any sale thereof and any prospective purchaser of Notes designated by such holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of Notes pursuant to Rule 144A, and
(ii) during any period in which either of the Company or such Subsidiary Guarantor is subject to Section 13 or 15(d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of Notes pursuant to Rule 144.

         SECTION 10. UNDERWRITTEN REGISTRATIONS

         (a) No holder of Notes may participate in any underwritten offering under a Registration Statement hereunder unless such holder (i) agrees to sell such holder's Notes on the basis provided in any underwriting arrangements approved pursuant to the terms hereof and (ii) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

         (b) The holders of Notes covered by the Shelf Registration Statement who desire to do so may sell such Notes in an underwritten offering. In any such offering, each investment banking firm that will manage and/or participate in the offering will be selected, subject to the consent of the Company, which consent shall not be unreasonably withheld or delayed, by the holders of a majority in aggregate principal amount of the Notes included in such offering.

         SECTION 11. MISCELLANEOUS

         (a) The Company and the Subsidiary Guarantors acknowledge and agree that (i) any failure by the Company and/or the Subsidiary Guarantors to comply with their respective obligations hereunder may result in material irreparable injury to the Initial Purchasers or the holders of Notes for which there is no adequate remedy at law; (ii) it will not be possible to measure damages for such injuries precisely; and (iii) in the event of any such failure, the Initial Purchasers or any holder of Notes may obtain such relief as may be required specifically to enforce the Company's and/or the Subsidiary Guarantor's obligations hereunder, provided that the Additional Interest contemplated in Section 5 hereof shall be the exclusive remedy for any breach of Sections 3 and 4 hereof. The Company and the Subsidiary Guarantors further agree, subject to the proviso in the preceding sentence, to waive the defense in any action for specific performance that a remedy at law would be adequate.

         (b) Neither the Company nor any Subsidiary Guarantor will, on or after the date of this Agreement, enter into any agreement with respect to its debt securities that is inconsistent with the rights granted under this Agreement or otherwise conflicts with the provisions hereof. Except as set forth on Annex E hereto, neither the Company nor any Subsidiary Guarantor has previously entered into any agreement granting any registration rights with respect to its debt securities to any person. The rights granted hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of any of the Company's or the Subsidiary Guarantors' debt securities under any agreement in effect on the date hereof.

         (c) The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, unless (i) in the case of Section 5 hereof and this
Section 11(c)(i), the Company has obtained the written consent of holders of all outstanding Notes entitled to Additional Interest under Section 5 hereof and
(ii) in the case of all other provisions hereof, the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding Transfer Restricted Securities held by the Company or its Affiliates). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose Transfer Restricted Securities are being tendered pursuant to the Registered Exchange Offer, and that does not affect directly or indirectly the rights of other holders whose Notes are not being tendered pursuant to such Registered Exchange Offer, may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities subject to such Registered Exchange Offer.

         (d) The holders of outstanding Notes (excluding Notes held by the Company or its Affiliates) shall be third party beneficiaries to the agreements made hereunder between the Company and the Subsidiary Guarantors, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect their rights or the rights of holders of outstanding Notes hereunder.

         (e) All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telecopier, or air courier guaranteeing overnight delivery:

                  (i) if to a holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to such Registrar; and

                  (ii) if to the Company or the Subsidiary Guarantors:

                                    Pathmark Stores, Inc.
                                    200 Milik Street
                                    Carteret, NJ 07008

                                    Telecopier No.: (732) 499-3100
                                    Attention:      Marc Strassler
                                                    Senior Vice President,
                                                    Secretary and General
                                                    Counsel



                                    With a copy to:

                                    Shearman & Sterling
                                    599 Lexington Avenue
                                    New York, NY 10022

                                    Telecopier No.: (212) 848-7179
                                    Attention:      Rohan S. Weerasinghe, Esq.

         All such notices and communications shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) five Business Days after being deposited in the mail, postage prepaid, if mailed;
(iii) when receipt acknowledged, if telecopied; and (iv) on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery. Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

         (f) This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation and without the need for an express assignment, subsequent holders of outstanding Notes (excluding Notes held by the Company or its Affiliates); PROVIDED, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof, of the Purchase Agreement or the Indenture. If any transferee of any holder shall acquire Notes in any manner, whether by operation of law or otherwise, such Notes shall be held subject to all of the terms of this Agreement, and by taking and holding such Notes such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

         (g) This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (h) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (i) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

         (j) In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         (k) This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

         (l) Whenever the consent or approval of Holders of a specified percentage of principal amount of Senior Subordinated Notes is required hereunder, Senior Subordinated Notes held by the Company or its affiliates (other than subsequent Holders of Senior Subordinated Notes if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Senior Subordinated Notes) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                            PATHMARK STORES, INC.


                                            By: /s/ Marc A. Strassler
                                               ---------------------------------
                                            Name:   Marc A. Strassler
                                            Title:  Senior Vice President



                                            PLAINBRIDGE LLC


                                            By: /s/ Marc A. Strassler
                                               ---------------------------------
                                            Name:   Marc A. Strassler
                                            Title:  Authorized Signatory



                                            BRIDGE STUART, INC.

                                            By: /s/ Marc A. Strassler
                                               ---------------------------------
                                            Name:   Marc A. Strassler
                                            Title:  Senior Vice President



                                            ADBRETT CORP.


                                            By: /s/ Marc A. Strassler
                                               ---------------------------------
                                            Name:   Marc A. Strassler
                                            Title:  Senior Vice President



                                            AAL REALTY CORP.


                                            By: /s/ Marc A. Strassler
                                               ---------------------------------
                                            Name:   Marc A. Strassler
                                            Title:  Senior Vice President



                                            GAW PROPERTIES CORP.


                                            By: /s/ Marc A. Strassler
                                               ---------------------------------
                                            Name:   Marc A. Strassler
                                            Title:  Senior Vice President

The foregoing Registration Rights
Agreement is hereby confirmed and
accepted as of the date first above
written by Dresdner Kleinwort
Wasserstein - Grantchester, Inc. on
behalf of the Initial Purchasers.

DRESDNER KLEINWORT WASSERSTEIN - GRANTCHESTER, INC.

By: /s/ Ashish Bhutani
   -----------------------------------
   Name: ASHISH BHUTANI
   Title: CEO, NA

                                     ANNEX A

         Each broker-dealer that receives Exchange Notes for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a Prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a Prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Senior Subordinated Notes where such Senior Subordinated Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                                     ANNEX B

         Each broker-dealer that receives Exchange Notes for its own account in exchange for Senior Subordinated Notes, where such Senior Subordinated Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a Prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

                                     ANNEX C


                              PLAN OF DISTRIBUTION

         Each broker-dealer that receives Exchange Notes for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a Prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Senior Subordinated Notes where such Senior Subordinated Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition,
until     , 200 , all dealers effecting transactions in the Exchange Notes may be required to deliver a Prospectus.(1)

         The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Registered Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Registered Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a Prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         For a period of 180 days after the Expiration Date the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Registered Exchange Offer (including the expenses of one counsel for the Holders of the Securities) other than commissions, fees, discounts or concessions of any brokers or dealers and will indemnify the Holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.





--------
    (1) In addition, the legend required by Item 502(e) of Regulation S-K will appear on the inside front cover page of the Registered Exchange Offer prospectus below the Table of Contents.

                                     ANNEX D

[ ] CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

         Name:
         Address:






If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Senior Subordinated Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a Prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a Prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                     ANNEX E

                                      None